UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2023

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SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

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England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Pleasant Street
Attleboro, Massachusetts 02703, United States
(Address of Principal executive offices, including Zip Code)
+1(508) 236 3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares - nominal value €0.01 per share	ST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.
On September 27, 2023, Sensata Technologies Holding plc (the “Company”) issued a press release announcing updates on its business and financial targets for 2026. A copy of the press release announcing these updates is attached as Exhibit 99.1. The following description should be read in conjunction with Exhibit 99.1
Q3 2023 Reorganization Plan
The Company announced that it had committed to a cost reduction plan (the “Q3 2023 Plan”), which includes voluntary and involuntary reductions-in-force, site closures, and other cost saving initiatives. The decision to execute the plan was made to adjust the Company’s cost structure and business activities to better align with the weaker market demand it has been experiencing due to continued economic uncertainty in many of its end markets and to take active measures to accelerate its margin recovery.
The reductions-in-force, which are subject to the laws and regulations of the countries in which the actions are planned, are expected to impact approximately 460 positions. The Company expects to record charges under the plan (including severance, site closure, and other costs) of between $16 million and $20 million in the third quarter of 2023. The Company expects these restructuring charges to be settled with cash on hand and to impact each of its business segments and corporate functions. The majority of the actions under the Q3 2023 Plan are expected to be completed on or before June 30, 2024.
Guidance
The Company announced that it was reaffirming its financial guidance for the third quarter of 2023 and provided preliminary guidance for the fourth quarter of 2023. The Company also provided a three-year financial framework for future growth that includes preliminary guidance for fiscal year 2026.
Share Repurchase Program
The Company announced that its Board of Directors has authorized a new $500 million ordinary share repurchase program. This new program replaces the Company’s prior ordinary share repurchase program, which had $167 million remaining authorization as of September 22, 2023.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	September 27, 2023 press release entitled "Sensata Technologies Hosts Investor Day, Providing 2026 Financial Framework."

104	Cover Page Interactive Data File (embedded within inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

/s/ Maria Freve
Date:	September 27, 2023	Name: Maria Freve
Title: Vice President and Chief Accounting Officer

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